Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of alpha-En Corporation (the “Company”) on Form 10-Q for the nine months ended September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Jerome I. Feldman, Chairman, Chief Executive Officer, Chief Financial Officer and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2008

/s/ Jerome I. Feldman
Jerome I. Feldman Chairman, Chief Executive Officer, Chief Financial Officer and Treasurer